ARTICLES OF INCORPORATION
                                       OF
                       DIAGNOSTIC REFERENCE SERVICES, INC.


         FIRST: The undersigned, DAVID B. RUDOW, whose post office address is 600 Mercantile Bank & Trust Bldg., 2 Hopkins Plaza, Baltimore, Maryland 21201, a resident of the State of Maryland, over eighteen (18) years of age, does hereby constitute himself an incorporator with the purpose of forming a corporation under and by virtue of the General Laws of the State of Maryland.

         SECOND: The name of the corporation (which is hereinafter called the "Corporation") is

                 "DIAGNOSTIC REFERENCE SERVICES, INC."

         THIRD: The purposes for which the Corporation is formed are as follows:

                 (a) To engage in the business of operating a medical laboratory or laboratories and to engage generally in the business of the operation of medical laboratories.

                 (b) To acquire by purchase or otherwise, own, hold, buy, sell, convey, lease, mortgage, or encumber real estate or other property, personal or mixed.

                 (c) To take, own, yield income, mortgage or otherwise give liens against, and to lease, sell, exchange, transfer or in any manner whatsoever to dispose of real property within or without the State of Maryland wherever situate.

                 (d) To purchase, acquire, hold, improve, sell, convey, assign, release, mortgage, encumber, lease, hire and deal in real and personal property of every name and nature, including stocks and securities of other corporations, and to loan money and take securities for the payments of all sums due the


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                       Corporation, and to sell, assign and release such
                       securities.

                 (e) To purchase, acquire, apply for, register, secure, hold, own, sell, or otherwise obtain and dispose of any and all copyrights, trade names and distinctive marks.

                 (f) To carry on any other business in connection with the foregoing, whether owning, operating and managing real estate or otherwise.

                 (g) To borrow money, make and issue bonds payable to bearer or otherwise, and to secure the same by mortgage, deed of trust or otherwise, to sell or pledge any and all securities or evidence of debt owned by the Corporation, and to carry on such business and to deal with the property by law as may seem to be calculated, directly or indirectly, to promote the objects or purposes.

                 (h) To acquire by purchase, lease or otherwise, the property, rights, business good will, franchises and assets of every kind of any corporation, association, firm or individual, in whole or in part, and to operate the same, and to undertake, guarantee, assume the indebtedness and liabilities thereof, and to pay for any property, rights, business, good will, franchises and assets so acquired in the stock, bonds or other securities of the Corporation or otherwise.

                 (i) To carry on any other business which may seem to the Corporation to be calculated directly or indirectly to effectuate the aforesaid objects, or any of them, to facilitate it in the transaction of its aforesaid businesses, or any part thereof, or in the transaction of any other business that may be calculated directly or indirectly to so enhance the value of its property and directly or otherwise of its right; and to have and exercise all powers conferred by the General Laws of the State of Maryland and the Corporations and Associations Article of the


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                       Annotated Code of Maryland, upon corporations formed
                       thereunder, and to exercise and enjoy all powers, rights and privileges granted to or conferred upon corporations of this character by said General Laws and said Corporations and Associations Article, now or hereafter in force; the enumeration of certain powers, as herein specified, not being intended to exclude any such other powers, rights and privileges.

                 (j) To have one or more offices and places of business and to carry on all or any of its operations and businesses, and without restrictions or limits, as to amount or number, in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

         The foregoing clauses shall be construed both as objects and powers and shall be deemed to be cumulative and none of them shall be deemed as restricting or limiting the other, nor shall the foregoing enumeration of specific powers be deemed in any way to limit or restrict in any manner the general powers hereinbefore enumerated or the general powers of the Corporation and the enjoyment thereof as conferred by law.

         FOURTH: The post office address of the principal office of the Corporation is 1901 Sulphur Spring Road, Baltimore, Maryland 21227. The name and post office address of the Resident Agent of the Corporation in this State is David B. Rudow, 600 Mercantile Bank & Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201, an individual actually residing in this State.


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         FIFTH: The total number of shares of stock which the Corporation has authority to issue is one thousand (1,000) shares of common stock, all of one class, with no nominal or par value.

         SIXTH: The number of Directors of the Corporation shall be two (2), which number may be increased or decreased pursuant to the By-Laws of the Corporation, provided that any such increase or decrease in the number of Directors shall conform with the requirements of the laws of the State of Maryland. The names of the Directors who shall act until the first annual meeting of Stockholders or until their successors are duly chosen and qualify are: Selvin Passen, M.D. and Jacob M. Schorr, Ph.D.

         SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Directors and Stockholders:

                 (a) The Board of Directors of the Corporation is hereby empowered to authorize, from time to time, the issuance of shares of the Common Stock of the Corporation, of no par value for such consideration as the Board of Directors may deem advisable, provided that when the consideration is other than money, the Board of Directors shall state by resolution its opinion of the actual value thereof. The Board of Directors shall have full power and authority to determine, from time to time, what part of the consideration received upon the issue of Common Stock, without par value, shall constitute capital and what part surplus.

                 (b) Agreements may be entered into by any Stockholder or Stockholders giving to the Corporation or to any other Stockholder or Stockholders an option to purchase the stockholdings of such Stockholder or Stockholders, and binding such Stockholder or Stockholders, his or their heirs, executors,


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                       administrators and assigns, and the shares of stock of
                       such person or persons shall, thereupon, be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, such agreement be filed with the Corporation, and reference thereto be placed upon the Certificates of Stock.

                 (c) The Board of Directors shall have the power, from time to time, to fix, determine and vary the amount of working capital of the Corporation and to determine what part of the surplus and retained earnings of the Corporation, if any, or of the net profits of the Corporation, if any, shall be declared as dividends and paid in cash, in kind or in any combination thereof, to the Stockholders.

         EIGHTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or By-Laws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         NINTH:            The duration of the Corporation shall be perpetual.

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation this 16th day of February, 1993, and I acknowledge the same to be my act.

WITNESS:

/s/ William Galvin                               /s/ David B. Rudow       (SEAL)
------------------                              ------------------------
                                                David B. Rudow